Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 37	Trade Date: 4/14/2003
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 4/17/2003

The date of this Pricing Supplement is April 14, 2003

CUSIP or Common Code:	41013MLU2
Price to Public:	100.000% of the principal amount
Proceeds to Issuer:	$523,370.00
Discounts and Commissions:	0.500%
Reallowance:	0.150%
Dealer:	99.625%
Maturity Date:	10/15/2005
Stated Annual Interest Rate:	Floating Rate Note
Interest Reset Periods:	Quarterly, commencing on the 15th day of July, October, January and April (or, if such day is not a Business Day, the next following Business Day)
Interest Reset Dates:	The 15th day of July, October, January and April (or, if such day is not a Business Day, the next following Business Day)
Day Count Convention:	Actual/365 (Fixed)
Interest Rate Basis:	Treasury Rate
Index Maturity:	3 month
Spread:	+0.35%
Initial Interest Rate:	1.48871%
Maximum Interest Rate:	3.50% per annum with respect to each Interest Reset Period
Minimum Interest Rate:	N/A
Interest Payment Frequency and Dates:	Quarterly, on the 15th day of July, October, January and April (or, if such day is not a Business Day, the next following Business Day)
First Interest Payment Date:	7/15/2003
Additional Amounts:	N/A
Survivor’s Option:	Yes
Callable by Issuer:	No
If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A
Original Issue Discount[1]:	N/A
Other Material Terms (if any):	N/A

1    For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 37	Trade Date: 4/14/2003
(To Prospectus dated July 22, 2002)	Issue Date: 4/17/2003

The date of this Pricing Supplement is April 14, 2003

CUSIP or Common Code:	41013MLV0	41013MLW8	41013MLX6	41013MLY4	41013MLZ1
Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%
Proceeds to Issuer:	$1,171,631.25	$223,200.00	$411,840.00	$3,203,514.00	$831,198.00
Discounts and Commissions:	0.625%	0.800%	1.000%	1.400%	1.400%
Reallowance:	0.150%	0.150%	0.150%	0.200%	0.200%
Dealer:	99.500%	99.350%	99.200%	98.800%	98.800%
Maturity Date:	4/15/2006	4/15/2007	4/15/2008	4/15/2011	4/15/2011
Stated Annual Interest Rate:	2.250%	2.750%	3.250%	Step: 3.100% through 4/14/2005, and 5.000% thereafter (unless called)	4.000%
Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly	Monthly
First Payment Date:	5/15/2003	5/15/2003	5/15/2003	5/15/2003	5/15/2003
Additional Amounts:	N/A	N/A	N/A	N/A	N/A
Survivor’s Option:	Yes	Yes	Yes	Yes	Yes
Callable by Issuer:	No	No	No	Yes	No
If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	4/15/2005 Callable one time only at 100% on call date above with 30 days notice.	N/A
Original Issue Discount[2]:	N/A	N/A	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

2    For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 37	Trade Date: 4/14/2003
(To Prospectus dated July 22, 2002)	Issue Date: 4/17/2003

The date of this Pricing Supplement is April 14, 2003

CUSIP or Common Code:	41013MMA5	41013MMB3	41013MMC1	41013MMD9	41013MME7
Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%
Proceeds to Issuer:	$930,825.00	$151,305.00	$1,114,260.00	$478,725.00	$4,286,780.00
Discounts and Commissions:	1.500%	1.750%	2.000%	2.500%	2.750%
Reallowance:	0.200%	0.275%	0.350%	0.350%	0.350%
Dealer:	98.800%	98.600%	98.350%	97.850%	97.600%
Maturity Date:	4/15/2013	4/15/2015	4/15/2018	4/15/2023	4/15/2028
Stated Annual Interest Rate:	4.550%	4.650%	5.100%	5.200%	5.400%
Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly	Monthly
First Payment Date:	5/15/2003	5/15/2003	5/15/2003	5/15/2003	5/15/2003
Additional Amounts:	N/A	N/A	N/A	N/A	N/A
Survivor’s Option:	Yes	Yes	Yes	Yes	Yes
Callable by Issuer:	No	No	Yes	No	Yes
If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	4/15/2006 Callable one time only at 100% on call date above with 30 days notice.	N/A	4/15/2008 Callable one time only at 100% on call date above with 30 days notice.
Original Issue Discount[3]:	N/A	N/A	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

3    For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.